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                                                                   Exhibit 23-3

MANATT
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PHELPS
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PHILLIPS
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ATTORNEYS AT LAW

                                                             File No:  21307-030
May 27, 1999



Baron Capital Trust
Baron Capital Properties, L.P.
7826 Cooper Road
Cincinnati, Ohio 45242

         RE: CONSENT TO THE FILING OF OUR OPINION DATED MAY 26, 1999 REGARDING CERTAIN TAX MATTERS

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference into the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-35063) of our opinion addressed to Baron Capital Properties, L.P. dated May 26, 1999 regarding certain federal income tax consequences of the exchange offering of operating partnership units by Baron Capital Properties, L.P.


                                         MANATT, PHELPS & PHILLIPS, LLP
                                         /s/  Manatt, Phelps & Phillips, LLP